PLOUDE EMPLOYMENT AGREEMENT

APEIRON SYSTEMS, INC.

PLOUDE EMPLOYMENT AGREEMENT

This Agreement (“Agreement”) is made as of the 31st day of December, 2018, by and between Joshua Ploude, an individual (“Employee”), and Apeiron Systems, Inc., a Nevada corporation (“Employer”) (each a “Party” and collectively, the “Parties”), with reference to the following facts and objectives:

RECITALS

A.

In conjunction with the exchange of Employee’s stock in Apeiron for KonaTel stock, Employee agrees to enter into this Employment Agreement to provide services as the Chief Executive Officer of the Employer (“CEO”) and related activities as an employee of the Employer;

B.

Employer is a corporation organized and in good standing under the laws of the State of Nevada, qualified to do business in the State of California, and desires to employ the Employee in the State of California under the terms and conditions of this Agreement; and

C.

Employer is the wholly owned subsidiary of KonaTel, Inc., a Delaware corporation (“Parent”).

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.0

DUTIES AND STATUS AS OFFICER.  Employee shall serve as CEO of Employer for the term and upon the requirements as more specifically set forth herein and in conformance with the governing documents of the Employer.  Employee’s powers and duties in this capacity shall be determined by the Board of Directors.  Those duties shall be described in Exhibit No. 1, attached hereto and incorporated herein.

2.0

COMPENSATION.  Employer shall pay Employee, as full compensation for services rendered to Employer as a regular full-time employee in any job-related capacity a monthly base salary of $16,667.

3.0

TERM AND TERMINATION.

3.1

Employee’s employment by Employer shall be for an initial term of 36 months, commencing December 31, 2018.  This Agreement may be terminated, however, after the expiration of the initial 36 months’ term, the Agreement shall be an at-will agreement that may be terminated upon thirty days’ written notice from either Party with or without cause.

3.2

Except as set forth herein, Employee may only be terminated for cause.  A “for cause” termination includes, but is not limited to:

(i)

Failure to follow the legal directives of the Board of Directors of Employer;

(ii)

Conviction of a felony or a misdemeanor involving moral turpitude;

(iii)

Any action of the Employee which tends to bring the Employer or Parent into disrepute;

(iv)

Employee becomes unable to adequately perform its duties herein due to medical or physical disability (in such event, Employee shall be provided six months’ severance pay following termination);

(v)

Failure to perform the duties as set forth in Exhibit No. 1 in any material way or committing a breach of this Agreement (or any other Bylaw or resolution of the Employer), any of which is not corrected within 10 days following notice from the Board of Directors of Employer; or,

(vi)

Death of the Employee.

4.0

TRADE SECRETS.

4.1.

As used herein, the term “Trade Secrets” shall be given its broadest possible interpretation under California law and shall include, but not be limited to, anything tangible or intangible or electronically kept or stored, which constitutes, represents, evidences or records a secret scientific, technical, merchandising, production or management information, design, process, procedure, formula, invention or improvement; and other confidential and proprietary information and documents.

Employee specifically agrees that he will not, at any time, whether during or subsequent to the term of Employee's employment by Employer, in any fashion, form, or manner, unless specifically consented to in writing by Employer, either directly or indirectly use or divulge, disclose, or communicate to any person, firm, or corporation, in any manner whatsoever, any confidential information or any Trade Secrets of any kind, nature, or description concerning any matters affecting or relating to the business of Employer or Parent, including, without limiting the generality of the foregoing, the names or addresses of any of the shareholders of Employer or Parent, the prices either obtains or has obtained or in which either will sell or has sold their inventory or services, the names, buying habits or practices of any of their customers or suppliers, lists or other written records used in Employer’s or Parent’s business, compensation paid to employees and other terms of employment, business systems, computer programs, or any other confidential information of, about, or concerning the business of Employer or Parent, their manner of operation, or other confidential data of any kind, nature, or description or otherwise proprietary to either of Employer or Parent.  The Parties to this Agreement stipulate that, as between them, the foregoing items are important, material, and confidential trade secrets and affect the successful conduct of Employer's business and its goodwill and the business and goodwill of Parent.  Any breach of any term of this paragraph is a material breach of this Agreement and shall constitute grounds for immediate dismissal, without limiting the definition of “for cause” outlined above.

4.2.

The Employee further covenants that he shall hold in strictest confidence any information, or Trade Secrets, whether written or oral, which, if revealed to third Parties, would impair or damage the reputation or business of the Employer or Parent.  Any violation of the foregoing shall constitute grounds for immediate dismissal, without limiting the definition of “for cause” outlined above.

4.3.

From time to time during the term of this Agreement, additional confidential information or knowledge of whatever kind, nature or description concerning matters affecting or relating to Employer's or Parent’s business may be developed or obtained.  Employee specifically agrees that all such additional and confidential information or knowledge shall be deemed by the Parties to this Agreement to be included within the terms of this paragraph and to constitute important, material and confidential Trade Secrets that affect the successful conduct of Employer's and Parent’s business and their goodwill.  Any breach of any terms in this paragraph relating to such additional confidential information or knowledge is a material breach of this Agreement, and shall constitute grounds for immediate dismissal, without limiting the definition of “for cause” outlined above.

4.4.

All equipment, notebooks, documents, memorandums, reports, files, auto records, samples, books, correspondence, lists, other written, electronic, and graphic records, and the like, affecting or relating to the business of Employer or Parent, which Employee shall prepare, use, construct, observe, possess or control shall be and remain Employer's (or Parent’s, as may be applicable) sole property.

4.5.

If any confidential information or other matter described in this section is sought by legal process, Employee will promptly notify Employer and Parent and will cooperate with Employer and Parent in preserving its confidentiality in connection with any legal proceeding.

5.0

COVENANT NOT TO COMPETE OR SOLICIT. During the term of this Agreement and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, except on behalf of Employer or its subsidiaries and affiliates:

5.1.

become associated with a Competitive Activity (as defined below).  Without limiting the generality of the foregoing, Employee shall be deemed to be associated with a Competitive Activity if Employee acts, directly or indirectly, as an officer, director, proprietor, employee, partner, financial backer, lender (to the extent involving equity) or investor (other than as a holder of less than 5% of the outstanding capital stock of a publicly traded or private corporation), guarantor, consultant, advisor, agent, representative, owner, principal, independent contractor, or in any other individual or representative capacity with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity.  Nothing herein prevents Employee from becoming associated with a corporation or other organization that engages, in part, in Competitive Activity, provided that: (i) Employee plays no role, directly or indirectly, in that aspect of the business that constitutes Competitive Activity; (ii) Employee first provides Employer with written notice of the potential association; and (iii) Employer, working in good faith with Employee, agrees in writing that Employee may pursue the association.  For purposes of this Section 5.1, “Competitive Activity” is defined as (i) any product, process, service or development of the following entities: Twilio, Vonage, Telestax and 2600Hz (as such list may be amended from time to time), or (ii) any business enterprise or entity in which Employee is self-employed and which is engaged in any work or activity that involves a product, process, service or development which is then competitive with and the same as or similar to a product, process, service or development on which Employee worked, or with respect to which Employee had access to Confidential Information, while engaged or employed with Employer, or (iii) any business entity or enterprise engaging in any work or activity that involves a product, process, service or development related to real-time communications, internet protocol networking (IP) and cloud systems administration.  The restricted entities listed in subsection (i) of this Section 5.1 above may change from time to time at Employer’s discretion, in which case Employee will receive advance written notice of the change.  No entity will be included on such list unless it is engaged in researching, manufacturing, developing or marketing real-time communications, internet protocol networking (IP) and cloud systems administration;

5.2.

directly or indirectly, solicit any person who is an employee of Employer or any of its subsidiaries and affiliates as of the date of this Agreement; provided, however, that (i) a general solicitation of the public for employment shall not constitute a solicitation hereunder so long as such general solicitation is not designed to target, or does not have the effect of targeting, any employee of Employer or any of its subsidiaries and affiliates; and (ii) discussions with and/or hiring of any employee of Employer or any of its subsidiaries and affiliates who initiated such discussions independently of any direct or indirect solicitation by Employee shall not be in violation of this Agreement; or

5.3.

solicit any customers, business partners or affiliates of Employer or any of Employer’s current or future successors, with the intent of encouraging or inducing one or more of said customers, business partners or affiliates to terminate, restrict or otherwise limit its or their business relationship with Employer or any of Employer’s current or future successors.

6.0

OWNERSHIP OF IDEAS, COPYRIGHTS AND PATENTS.

6.1.

Property of Employer.  Employee agrees that all ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know how, inventions, designs, copyrights, developments, apparatus, techniques, methods, writings, specifications, sound recordings, pictorial and graphical representations and formulae (collectively, “Inventions”) which may be used by or which relate to the business or activities of Employer or its subsidiaries and affiliates, whether patentable, copyrightable or not, which Employee may conceive, reduce to practice or develop during his employment whether or not during normal working hours and whether or not on Employer’s, its affiliates or subsidiaries or Employer’s premises or with the use of its equipment, whether alone or in conjunction with others, and whether or not at the request or suggestion of Employer, its affiliates and subsidiaries, Employer or otherwise, shall be “works made for hire,” and shall be the sole and exclusive property of Employer, and that Employee shall not publish any such Inventions without the prior written consent of Employer.  Employee hereby assigns to Employer all of Employee’s right, title and interest in and to such Inventions, and Employee agrees that he shall execute any and all assignments or other instruments deemed reasonably required or necessary to transfer any of the foregoing rights to Employer, as the Employer deems necessary or prudent.  Employee further represents and agrees that to the best of its knowledge and belief none of the Inventions will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation.

6.2.

Employee’s Duty to Cooperate.  During Employee’s employment with Employer and afterwards, Employee agrees that it will fully cooperate with Employer, or its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect Employer’s rights in and to any such Inventions, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights of the United States and of any and all other countries on such Inventions, provided that Employer will bear the expense of such proceedings, and that any patent or other legal right so issued to Employee, personally, shall be assigned by Employee to Employer without charge by Employee.

6.3.

Licensing and Use of Data Employee Provides to Employer.  With respect to any Inventions, and work of any similar nature (from any source), whenever created, which Employee has not prepared or originated in the performance of its employment, but which Employee provides to Employer or incorporates in any Employer product or system, Employee grants to Employer a royalty-free, fully paid-up, non-exclusive, perpetual and irrevocable license throughout the world to use, modify, create derivative works from, disclose, publish, translate, reproduce, deliver, perform, dispose of, and to authorize others so to do, all such Inventions.  Employee promises that it will not include in any Inventions Employee delivers to Employer or use on its behalf, without the prior written approval of Employer, any material which is or will be patented, copyrighted or trademarked by Employee or others unless Employee provides Employer with the written permission of the holder of any patent, copyright or trademark owner for Employer to use such material in a manner consistent with then-current Employer policy.

6.4.

Data in Which Employee Claims Any Interest. The parties hereto acknowledge that Employee has executed that certain Confidentiality, Non-Competition, Non-Solicitation, and Intellectual Property Agreement dated and effective as of December 31, 2018 (“Assignment Agreement”) which the parties agree to be valid, enforceable and in full force and effect.  Employee agrees to update the information contained in the Assignment Agreement effective as of December 31, 2018, to be attached hereto as Exhibit No. 2, as a condition precedent to commencement of the initial term (and the enforceability) of the Employment Agreement. In the event of any conflict between the terms and conditions of the Employment Agreement and the Assignment Agreement, the provisions of the Employment Agreement shall prevail.

7.0

DISPUTES. In the event of disagreement or dispute between the Parties arising out of or connected with this Agreement that cannot be adjusted by and between the Parties involved, the disputed matter shall be resolved as follows:

7.1.

Mediation. The Parties agree to mediate any dispute or claim arising between them out of this Agreement or any resulting transaction before resorting to arbitration or court action. Mediation fees, if any, shall be divided equally among the Parties involved. If any

Party commences an arbitration or court action based on a dispute or claim to which this paragraph applies without first attempting to resolve the matter through mediation, then that Party shall not be entitled to recover attorney's fees, even if they would otherwise be available to that Party in any such arbitration or court action.

7.2.

Arbitration. The Parties agree that any dispute or claim in law or equity arising between them out of this Agreement or any resulting transaction, which is not settled through mediation, shall be decided by neutral, binding arbitration and not by court action. The arbitration shall be conducted by a retired judge or justice, or an attorney with not less than five years substantial experience with business or employment law, unless the Parties mutually agree to a different arbitrator, who shall render an award in accordance with substantive California law. In all other respects, the arbitration shall be conducted in accordance with and enforcement shall be subject to the Federal Arbitration Act. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The Parties shall have the right to discovery to the extent authorized by the law and regulations of the State of California.

7.3.

Exclusions from Mediation and Arbitration. The following matters are excluded from mediation and arbitration hereunder:

(i)

any matter which is within the jurisdiction of a probate or small claims court; and

(ii)

an action for bodily injury or wrongful death.

8.0

EMPLOYEE’S DUTIES ON TERMINATION. In the event of termination of employment with Employer, Employee agrees to deliver promptly to Employer all equipment, notebooks, documents, memorandums, reports, files, samples, books, correspondence, lists or other written, electronic, or graphic records, and the like, relating to Employer’s business, and all copies of such materials which are or have been in Employee’s possession or under Employee’s control.  Upon the termination of Employment, with Employer, Employee shall also deliver an executed Termination Certificate to Employer in the form set forth in Exhibit C, attached hereto.

9.0

CONTINUING OBLIGATIONS.  Employee’s obligations shall continue in effect beyond Employee’s term of employment, and the obligation shall be binding upon Employee’s assigns, heirs, executors, administrators and other legal representatives.

10.0

SEVERABLE PROVISIONS.  The provisions of this Agreement are severable.   If one or more provisions should be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall never the less be binding and enforceable.  The provisions of this Agreement shall be construed as separate provisions covering their subject matter in each of the separate counties and states of the United States in which Employer transacts its business.  To the extent that any provision shall be judicially unenforceable in any one or more of those counties or states, the provisions shall not be affected with respect to each other county or state, each provision with respect to each county and state being construed as severable and independent.

11.0

EMPLOYEE’S REPRESENTATIONS.  Employee represents and warrants that Employee is free to enter into this Agreement and to perform each of the terms and covenants contained herein and Employer represents and warrants that Employee is not restricted or prohibited, contractually or otherwise, from entering into this Agreement, and that Employee’s execution and performance of this Agreement is not a violation or breach of any other Agreement between Employee and any other person or entity.

12.0

GOVERNING LAW.  The validity, construction, performance and effect of this Agreement shall be governed by the laws of the State of California.

13.0

ADVICE OF COUNSEL.  EMPLOYEE ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, EMPLOYEE HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND EMPLOYEE HAS READ AND UNDERSTANDS ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.  THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

14.0

TIME OF ESSENCE. Time is of the essence of all obligations contemplated in this Agreement.

15.0

ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the Employer, its successors or assigns.  This Agreement may not be assigned by Employee.

16.0

ENTIRE AGREEMENT.  This Agreement supersedes all arrangements previously made between the Parties relating to its subject matter.  There are no other understandings or agreements.

IN WITNESS WHEREOF, the Parties to this Agreement have duly executed it on the day and year first above written.

Employee:

Employer:

Apeiron Systems, Inc., a Nevada corporation

/s/ Joshua Ploude________________________

By: /s/ D. Sean McEwen___________________

Joshua Ploude

D. Sean McEwen

Vice President and sole Director

Exhibit No. 1

Duties of Chief Executive Officer

Responsible for presiding over the entire workforce; oversee all budgets and ensure resources are properly allocated; follow all legal directives of the Board of Directors of Employer, ensure departments meet individual goals; and participate in development of long-range strategic plans, goals and strategies of Employer.

Primary Responsibilities

*

Oversee all other Apeiron executives and staff.

*

Oversee all budgets.

*

Direct the financial goals, objectives, and budgets as agreed to with the Board of Directors of Employer.

*

Implement Employer's guidelines on a day-to-day basis.

*

Develop and implement strategies and set the overall direction of the Employer.

*

Direct Employer’s staff, including organizational structure, professional development, motivation, performance evaluation, discipline, compensation, personnel policies, and procedures.

*

Participate in the recruitment and retention of professional and nonprofessional staff.

*

Resolve problems related to staffing.

*

Evaluate performance and recommend applicable merit increases, promotion, and disciplinary actions.

*

Participate in the establishment and implementation of organizational policies and procedures.

*

Interpret policies, objectives and operational procedures.

*

Resolve problems related to staffing, utilization of facilities, equipment and supplies.

*

Undertake special projects as directed by the Board of Directors of Employer.

General Performance Requirements

Knowledge of organization policies, procedures, systems and objectives.  Knowledge of fiscal management and human resource management techniques.  Excellent leadership skills with demonstrated ability to effectively lead in a changing environment.  Knowledge of telecommunications industry and related governmental regulations and compliance requirements.  Knowledge of computer systems, telecom switching systems, and applications.  Skill in planning, organizing, prioritizing, delegating and supervising.  Skill in exercising initiative, judgment, problem-solving, decision-making.  Skill in identifying and resolving problems.  Skill in developing and maintaining effective relationships with administrative staff, vendors and customers.  Skill in developing comprehensive reports, financial analysis, financial projections, budgeting, sales planning, sales execution, marketing planning, and marketing execution.  Ability to analyze and interpret complex data.

Exhibit No. 2

Confidentiality, Non-Competition, Non-Solicitation, and Intellectual Property Agreement

CONFIDENTIALITY, NON-COMPETITION, NON-SOLICITATION, AND

INTELLECTUAL PROPERTY AGREEMENT

This AGREEMENT (the “Agreement”) is made and entered into as of December 31, 2018 (the “Effective Date”), by and among KonaTel, Inc., a Delaware corporation (“KonaTel”), Apeiron Systems, Inc., a Nevada corporation (“Apeiron”), and Joshua Ploude, an individual (“Ploude”), and is effective as of the Effective Date.  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (as defined below).  This Agreement shall become effective (the “Effective Date”) immediately prior to consummation of the merger that is the subject of the Merger Agreement set forth above. If such merger is not consummated, this Agreement shall immediately terminate and be of no force or effect.

RECITALS

WHEREAS, Ploude is a stockholder and officer of Apeiron and, pursuant to that certain “Agreement and Plan of Merger” dated as of even date herewith, by and among KonaTel and KonaTel Acquisition Corp., a wholly-owned subsidiary of KonaTel (“Merger Subsidiary”);  and Apeiron and Ploude and Vyacheslav Yanson (the “Apeiron Shareholders”) (as defined therein) (the “Merger Agreement”), Apeiron will upon the closing of the transactions contemplated by the Merger Agreement, become a wholly-owned subsidiary of KonaTel;

WHEREAS, the business of Apeiron is the business of telecommunications, data services, software development, and software as a service, utilizing the core technologies of real-time communications, Internet protocol networking (IP) and cloud systems administration (the “Business”);

WHEREAS, KonaTel and its affiliates and subsidiaries (including, upon consummation of the Merger Agreement, Apeiron) intend to engage in the Business;

WHEREAS, as a condition to its willingness to enter into the Merger Agreement and in consideration of KonaTel’s exchange for value of all of Ploude’s shares of capital stock of Apeiron pursuant to the Merger Agreement, KonaTel has required that Ploude shall have executed and delivered this Agreement in favor of KonaTel and its respective affiliates and subsidiaries (including, after the Effective Date, Apeiron); and

WHERAS, the parties hereto agree that it is of material significance to KonaTel that this Agreement be executed by Ploude prior to any closing of the Merger Agreement, and that KonaTel would not execute this Agreement but for the representation and warranty by Ploude that he would contemporaneously execute the Merger Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the terms and provisions of this Agreement, the Merger Agreement and the ancillary agreements and instruments related thereto, the receipt and sufficiency of such consideration being hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.

Covenant Not to Compete or Solicit.  From one (1) year after the termination of Ploude’s employment with Apeiron (the “Term”), Ploude shall not, directly or indirectly, except on behalf of KonaTel, Apeiron and their respective subsidiaries and affiliates:

(a)

become associated with a Competitive Activity (as defined below).  Without limiting the generality of the foregoing, Ploude shall be deemed to be associated with a Competitive Activity if Ploude acts, directly or indirectly, as an officer, director, proprietor, employee, partner, financial backer, lender (to the extent involving equity) or investor (other than as a holder of less than 5% of the outstanding capital stock of a publicly traded or private corporation), guarantor, consultant, advisor, agent, representative, owner, principal, independent contractor, or in any other individual or representative capacity with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity.  Nothing herein prevents Ploude from becoming associated with a corporation or other organization that engages, in part, in Competitive Activity, provided that: (i) Ploude plays no role, directly or indirectly, in that aspect of the Business that constitutes Competitive Activity; (ii) Ploude first provides Apeiron with written notice of the potential association; and (iii) Apeiron, working in good faith with Ploude, agrees in writing that Ploude may pursue the association.  For purposes of this Section 1(a), “Competitive Activity” is defined as (i) any product, process, service or development of the following entities: Twilio, Vonage, Telestax, and 2600hz (as such list may be amended from time to time), or (ii) any business enterprise or entity in which Ploude is self-employed and which is engaged in any work or activity that involves a product, process, service or development which is then competitive with and the same as or similar to a product, process, service or development on which Ploude worked, or with respect to which Ploude had access to Confidential Information, while engaged or employed with Apeiron or the KonaTel, or (iii) any business entity or enterprise engaging in any work or activity that involves a product, process, service or development related to real-time communications, Internet protocol networking (IP) and cloud systems administration.  The restricted entities listed in subsection (i) above may change from time to time at Apeiron’s or KonaTel’s discretion, in which case Ploude will receive advance written notice of the change.  No entity will be included on such list unless it is engaged in researching, manufacturing, developing or marketing real-time communications, Internet protocol networking (IP) and cloud systems administration;

(b)

directly or indirectly, solicit any person who is an employee of KonaTel, Apeiron or any of their respective affiliates as of the date of this Agreement; provided, however, that (i) a general solicitation of the public for employment shall not constitute a solicitation hereunder so long as such general solicitation is not designed to target, or does not have the effect of targeting, any employee of KonaTel, Apeiron or any of their respective affiliates; and (ii) discussions with and/or hiring of any employee of KonaTel, Apeiron or any of their respective affiliates who initiated such discussions independently of any direct or indirect solicitation by Ploude shall not be in violation of this Agreement; or

(c)

solicit any customers, business partners or affiliates of Apeiron, KonaTel or any of Apeiron’s or KonaTel’s current or future successors, with the intent of encouraging or inducing one or more of said customers, business partners or affiliates to terminate, restrict or otherwise limit its or their business relationship with Apeiron, KonaTel, or any of Apeiron’s or KonaTel’s current or future successors.

2.

Duties Regarding Confidentiality.

(a)

Confidentiality Obligations to Apeiron.  Apeiron has developed, uses and maintains trade secrets1/ and other confidential and proprietary information including, without limitation, technical data and specifications, business and financial information, product and marketing plans, customer and client information, customer and client lists, customer, client and vendor identities and characteristics, agreements, marketing knowledge and information, sales figures, pricing information, marketing plans, business plans, strategy forecasts, financial information, budgets, software, projections and procedures, and Inventions (as defined in Section 3), in written, oral, electronic and/or other forms (“Confidential Information”), and Apeiron has taken and shall continue to take all reasonable measures to protect the confidentiality of such Confidential Information.  Ploude acknowledges that during Ploude’s employment with Apeiron, Ploude will be given direct access to and knowledge of Confidential Information.

Ploude agrees that all such Confidential Information is and shall remain the sole property of Apeiron and that Ploude will hold in strictest confidence, and will not, either during or after the termination of Ploude’s employment (except as required in the course of Ploude’s duties on behalf of Apeiron), use, disclose or give to others (whether a business, firm, entity, person or otherwise), either directly or indirectly, any of the Confidential Information or any other scientific, technical, trade or business secret or confidential or proprietary information of Apeiron or of any third party provided to Ploude during its employment by Apeiron.

(b)

Confidentiality Obligations to KonaTel.  Ploude also agrees not to divulge to or use for the benefit of another entity or individual trade secrets (as defined in footnote 1) and other confidential and proprietary information including, without limitation, technical data and specifications, business and financial information, product and marketing plans, customer and client information, customer and client lists, customer, client and vendor identities and characteristics, agreements, marketing knowledge and information, sales figures, pricing information, marketing plans, business plans, strategy forecasts, financial information, budgets, software, and projections and procedures developed by KonaTel.  By signing this Agreement, Ploude affirms that Ploude has not divulged or used any such information for the benefit of another entity or individual, and that Ploude has not and will not misappropriate any Invention that Ploude played any part in creating while working for Apeiron for the benefit of another entity or individual.

1/

The term “trade secrets,” as used in this Agreement, shall be given its broadest possible interpretation under California law and shall include, but not be limited to, anything tangible or intangible or electronically kept or stored, which constitutes, represents, evidences or records a secret scientific, technical, merchandising, production or management information, design, process, procedure, formula, invention or improvement; and other confidential and proprietary information and documents.

(c)

General Confidentiality Obligations.  Ploude’s obligation of confidentiality under this Agreement does not apply to information that (i) becomes a matter of public knowledge through no fault of Ploude’s own or (ii) must be disclosed pursuant to lawful subpoena, court order or statutory requirement.  However, Ploude agrees that in the event Ploude is questioned by anyone not employed by KonaTel, Apeiron, or by an employee of or a consultant to KonaTel or Apeiron not authorized to receive such information, in regard to any such Confidential Information or any other secret or confidential work of KonaTel or Apeiron, Ploude will promptly notify KonaTel. Ploude further agrees that it will return all Confidential Information, including all copies and versions of such Confidential Information (including but not limited to information maintained on paper, disk, CD-ROM, network server, or any other retention device whatsoever) and other property of KonaTel or Apeiron, to KonaTel immediately upon termination of Ploude’s employment.

The terms of this Section 2 of this Agreement are in addition to, and not in lieu of, any other contractual, statutory or common law obligations that may have relating to the protection of KonaTel’s or Apeiron’s Confidential Information or its property.  The terms of this section shall survive indefinitely Ploude’s employment with Apeiron.

3.

Ownership of Ideas, Copyrights and Patents.

(a)

Property of Apeiron.  Ploude agrees that all ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, writings, specifications, sound recordings, pictorial and graphical representations and formulae (collectively, “Inventions”) which may be used by or which relate to the Business or activities of Apeiron or its affiliates and subsidiaries, whether patentable, copyrightable or not, which Ploude may conceive, reduce to practice or develop during his employment whether or not during normal working hours and whether or not on Apeiron’s, its affiliates and subsidiaries or Apeiron’s premises or with the use of its equipment, whether alone or in conjunction with others, and whether or not at the request or suggestion of Apeiron, its affiliates and subsidiaries, Apeiron or otherwise, shall be “works made for hire,” and shall be the sole and exclusive property of Apeiron, and that Ploude shall not publish any such Inventions without the prior written consent of Apeiron.  Ploude hereby assigns to Apeiron all of Ploude’s right, title and interest in and to such Inventions.  Ploude further represents and agrees that to the best of its knowledge and belief none of the Inventions will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation.

(b)

Ploude’s Duty to Cooperate.  During Ploude’s employment with Apeiron and afterwards, Ploude agrees that he will fully cooperate with KonaTel, Apeiron, or its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect Apeiron’s rights in and to any such Inventions, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights of the United States and of any and all other countries on such Inventions, provided that Apeiron will bear the expense of such proceedings, and that any patent or other legal right so issued to Ploude, personally, shall be assigned by Ploude to Apeiron without charge by Ploude .

(c)

Licensing and Use of Data Ploude Provides to Apeiron.  With respect to any Inventions, and work of any similar nature (from any source), whenever created, which Ploude has not prepared or originated in the performance of its employment, but which Ploude provides to Apeiron or incorporates in any Apeiron product or system, Ploude grants to Apeiron a royalty-free, fully paid-up, non-exclusive, perpetual and irrevocable license throughout the world to use, modify, create derivative works from, disclose, publish, translate, reproduce, deliver, perform, dispose of, and to authorize others so to do, all such Inventions.  Ploude promises that he will not include in any Inventions Ploude delivers to Apeiron or use on his or in any Competitive Entity’s behalf, without the prior written approval of Apeiron, any material which is or will be patented, copyrighted or trademarked by Ploude or others unless Ploude provides Apeiron with the written permission of the holder of any patent, copyright or trademark owner for Apeiron to use such material in a manner consistent with then-current Apeiron policy.

(d)

Data in Which Ploude Claims Any Interest. Listed on Claimed Interest Exhibit A to this Agreement are any and all Inventions in which Ploude claims or intends to claim any right, title and interest, including but not limited to patent, copyright and trademark interest, which to the best of his knowledge shall be or may be delivered to Apeiron in the course of his employment, or incorporated into any Apeiron product or system.  Ploude explicitly acknowledges that his obligation to disclose such information is ongoing during his employment with Apeiron, and that after Ploude executes this Agreement, if Ploude determines that any additional Inventions in which Ploude claims or intend to claim any right, title or interest, including but not limited to patent, copyright and trademark interest, has been or is likely to be delivered to Apeiron or incorporated in any Apeiron product or system, Ploude shall make immediate written disclosure of the same to KonaTel and Apeiron.

4.

Injunctive Relief.  The parties hereto agree that (a) due to the unique nature of the services and capabilities of Ploude, damages would be an inadequate remedy for KonaTel and its subsidiaries and affiliates (including Apeiron) in the event of breach or threatened breach of this Agreement, (b) any such breach may allow Ploude to unfairly compete with Apeiron and KonaTel, resulting in irreparable harm to Apeiron and KonaTel and (c) in any such event, KonaTel and its subsidiaries and affiliates shall be entitled to appropriate equitable relief, in addition to whatever remedies they might have at law, and may, either with or without pursuing any potential damage remedies, immediately obtain and enforce an injunction, including, without limitation, a temporary restraining order or preliminary injunction, prohibiting Ploude from violating this Agreement in any available forum.  Further, Apeiron and KonaTel shall be entitled to indemnification by Ploude from any loss of harm, including, without limitation, reasonable attorneys’ fees (including reasonable attorneys’ fees on appeal and costs of suit) in connection with any breach or any enforcement of Ploude’s obligations pursuant to this Agreement.

5.

Enforceability; Reasonableness.

(a)

Without limitation, the parties agree and intend that the covenants contained in this Agreement shall be deemed to be a series of separate covenants and agreements, one for each and every county or political subdivision of each applicable state of the United States.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought.  Accordingly, if any provision in this Agreement shall be adjudicated to be invalid or unenforceable, such provision, without any action on the part of the parties hereto, shall be deemed amended to delete or to modify (including, without limitation, a reduction in duration, geographical area or prohibited Business activities) the portion adjudicated to be invalid or unenforceable, such deletion or modification to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made, and such deletion or modification to be made only to the extent necessary to cause the provision as amended to be valid and enforceable.

(b)

Ploude agrees and acknowledges that the covenants of Ploude contained herein are reasonably necessary for the protection of Apeiron’s and KonaTel’s interests under the Merger Agreement, including the full benefit of any reputation or goodwill associated with the Business as the Business may exist on and after the date hereof, and are not unduly restrictive upon Ploude.

6.

Amendment; Assignment.  This Agreement may be amended only by a written instrument signed by each of the parties hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any third person (other than the subsidiaries and affiliates of KonaTel and Apeiron, each of which is hereby expressly made third party beneficiaries of this Agreement) any rights or remedies under or by reason of this Agreement.  This Agreement may be terminated only upon the written agreement of all of the parties hereto.  No waiver of any provision of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Ploude without the prior written consent of KonaTel, or by KonaTel without the prior written consent of Ploude, except that KonaTel may, without such consent, assign the rights hereunder to an Affiliate of KonaTel or a third party acquiring all of the capital stock or all or substantially all of the assets of KonaTel.

7.

Entire Agreement.  This Agreement constitutes the full and complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements with respect to the subject matter hereof.

8.

Notices.  Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been given (a) when delivered in person, (b) one Business Day after depositing with an internationally recognized overnight courier, or (c) on the date sent when delivered by facsimile transmission prior to the close of business on a Business Day and one Business Day after facsimile transmission at any other time, in each case, addressed as follows:

If to KonaTel or Apeiron, to the address set forth in Section 11.2 of the Merger Agreement.

If to Ploude:  To the most recent address on file with Apeiron.

Any party may, from time to time, designate any other address to which any such notice to such party shall be sent.  Notices mailed as provided herein shall be deemed given on receipt or refusal of an otherwise proper delivery.

9.

Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of California, without giving effect to the conflict of laws rules thereof.

10.

Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and to the extent expressly provided herein, to their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

11.

Captions.  The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.

12.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written above, to become effective as of the Effective Date.

COMPANY:

Apeiron Systems, Inc.

By:

/s/ Joshua Ploude

Name:

Joshua Ploude

Title:

C.E.O.

PLOUDE:

/s/ Joshua Ploude

Joshua Ploude

                                                                                               PARENT:

KonaTel, Inc.

By:

/s/ D. Sean McEwen

Name:

D. Sean McEwen

Title:

Chairman/CEO